PROSPECTUS SUPPLEMENT NO. 1
Filed pursuant to Rule 424(b)3
Registration No. 333-152052

HYDRODYNEX, INC.

PROSPECTUS SUPPLEMENT NO. 1, DATED DECEMBER 16, 2008

TO THE PROSPECTUS DATED NOVEMBER 21, 2008

This prospectus Supplement No. 1 supplements our Prospectus dated November 21, 2008 with the following attached documents:

A.

Form 10-Q Quarterly Report dated November 18, 2008
B.

Form 8-K Current Report dated November 24, 2008
C.

Form 8-K Current Report dated November 25, 2008
D.

Form 8-K Current Report dated November 28, 2008
E.

Form 8-K Current Report dated December 15, 2008

The attached information modifies and supersedes, in part, the information in the prospectus.  Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by the Prospectus Supplement.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THE PROSPECTUS, AS SUPPLEMENTED BY THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is December 16, 2008

INDEX TO FILINGS

Annex

Form 10-Q Quarterly Report filed on November 19, 2008

A

Form 8-K Current Report filed on November 24, 2008

B

Form 8-K Current Report filed on December 1, 2008

C

Form 8-K Current Report filed on December 3, 2008

D

Form 8-K Current Report filed on December 15, 2008

E

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

x	Quarterly report pursuant Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended September 30, 2008

¨	Transition report pursuant Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from _______ to _______.

333-152052

(Commission file number)

HYDRODYNEX, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	20-4903071
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

230 Bethany Rd. #128; Burbank, CA 91504

(Address of principal executive offices)

702-884-2150

 (Registrant’s telephone number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes x  No ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨	Accelerated filer ¨
Non-accelerated filer ¨	Smaller reporting company x
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ¨  No x

On November 19, 2008, 1,500,000 shares of the registrant's common stock, par value $.001 per share, were outstanding.

PART I – FINANCIAL STATEMENTS

Item1. Financial Statements

Hydrodynex, Inc.
(A Development Stage Company)
Balance Sheet
	September 30,	June 30,
	2008	2008
	(unaudited)
Assets
Current Assets
Cash	$52	$518
Pre-paid Expenses	375	750
Trade Deposits	26,990	26,990

Total Current Assets	27,417	28,258

Property and Equipment
Equipment	1,288	1,288
Less: Accumulated Depreciation	(114)	(49)
Total Equipment (Net)	1,175	1,239
Other Assets
Pre-paid Royalty	21,889	21,889
Total Other Assets	21,889	21,889

Total Assets	$50,481	$51,386

Liabilities and Stockholders Equity
Current Liabilities:
Accounts Payable	$27,651	$16,467
Accrued Expenses	1,469	42
Accrued Expenses –Related Party	7,650	0
Interest Payable	150	0
Notes Payable-Related party	0	2,000
Convertible Debt	12,000	0
Total Current Liabilities	48,920	18,509

Stockholders Equity
Preferred stock, $.001 par value, 5,000,000 shares authorized:no shares issued or outstanding	0	0
Common stock, $.001 par value, 75,000,000 shares authorized, 1,500,000 issued and outstanding, respectively	1,500	1,500
Additional Paid-In Capital	107,750	107,750
Deficit accumulated during development stage	(107,689)	(76,373)

Total Stockholder's Equity	1,561	32,877

Total Liabilities and Stockholder's Equity	$50,481	$51,386

The accompanying condensed notes are an integral part of these interim financial statements.

Hydrodynex, Inc.
(A Development Stage Company)
Statements of Operations

	Three Months Ended		Three Months Ended	Period from May 12, 2006(Date of Inception) to
	September 30,		September 30,	September 30,
	2008		2007	2008
	(unaudited)		(unaudited)	(unaudited)

Revenue	$0		$0	$0

Expenses

Consulting fees	7,500		0	31,000
Board of directors fees	0		0	2,750
General and Administrative	1,251		33	13,275
Legal and accounting	22,381		0	49,832
Travel	34		0	10,547
Interest expense	150		0	285

Total Expenses	$31,316		$33	$107,689

Net Income(Loss) From Operations	$(31,316)		$(33)	$(107,689)

Basic and fully diluted loss per share	$(0.02)	$	nil	$(0.12)

Basic and fully diluted weighted average shares outstanding	1,500,000		500,000	916,812

The accompanying condensed notes are an integral part of these interim financial statements.

Hydrodynex, Inc.
(A Development Stage Company)
Statements of Cash Flows

	Three Months Ended	Three Months Ended	Period from May 12, 2006(Date of Inception) to
	September 30,	September 30,	September 30,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(31,316)	$(33)	$(107,689)

Stock options issued for director fees	0	0	2,750
Depreciation and amortization expense	65	0	114
Stock options issued for services	0	0	1,500
Decrease (Increase) Trade Deposits	0	0	(26,991)
Decrease (Increase) Prepaid Expenses	375	0	(22,264)
Increase (Decrease) Accounts Payable and Accrued Liabilities	12,760	0	29,270
Increase (Decrease) Due to related Party	7,650	0	9,650

Net Cash (Used) Provided by Operating Activities	(10,466)	(33)	(113,660)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property, plant and equipment	0	0	(1,288)

Net Cash (Used) Provided by Investing Activities	0	0	(1,288)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	0	24,700	105,000
Proceeds from convertible debt	12,000	0	12,000
Payment of note - related party	(2,000)	0	(2,000)
Net Cash Provided by (Used in) used in Financing Activities	10,000	24,700	115,000

Net change in cash	(466)	24,667	52

Cash, Beginning of Period	518	16	0

Cash, End of Period	$52	$24,683	$52

Supplement Cash Flow Information
Interest Expense Paid	$135	$0	$135

The accompanying condensed notes are an integral part of these interim financial statements.

HYDRODYNEX, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

THREE MONTHS ENDED SEPTEMBER 30, 2008

(UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hydrodynex, Inc. (hereinafter “the Company”) was incorporated May 12, 2006 under the laws of the State of Nevada.  The primary business is to market and sell, under an exclusive North-American license, AO-System (Anodic Oxidation) water treatment units.  The water treatment systems are developed and manufactured by Hydrosystemtechnik, GmbH based in Germany.

The foregoing unaudited interim financial statements of Hydrodynex, Inc. (hereinafter “the Company”) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-K as promulgated by the Securities and Exchange Commission ("SEC").  Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10K for the year ended June 30, 2008, which was filed with the SEC on September 30, 2008.  In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company's financial position and results of operations.

Operating results for the three month period ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending June 30, 2009.

The Company is in the development stage.

The Company’s fiscal year end is June 30.

Going Concern

As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $ 31,316 for the period ended September 30, 2008 and has an accumulated deficit of $ 107,688.  These factors indicate that the Company may be unable to continue in existence.  The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company’s management believes that the company will have sufficient resources to execute the current plan of operations, and meet the budget.  Although the company currently only has $ 52 in cash, completion of a bridge loan transaction and a second private stock offering are planned to be implemented to raise sufficient operating capital to continue operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The process of preparing the financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash on deposit and term deposits with a maturity of less than three months from the date of purchase.

Revenue recognition

Revenue will be recognized when the amounts are contractually earned, fixed and determinable, and there is substantial probability of collection.

Intangible Assets

Hydrodynex’ intangible assets are comprised of a license and the patent fees paid to patent to maintain the US patents for Hydrosysytemtechnik’s technology.

Organizational costs

Costs of startup activities, including organizational and incorporation costs are expensed as incurred.

Fair Value of Financial Instruments

The carrying value of cash, and accounts payable and accrued liabilities approximate their fair value because of the short maturity of these instruments.

Fair Value Measurements

The Company has partially adopted Financial Accounting Standards Board (FASB) SFAS No. 157, Fair Value Measurements (SFAS 157), pursuant to the provisions of FSP FAS 157-2, which deferred the effective date of SFAS 157 for non-financial assets and liabilities.  The provisions of SFAS 157 are applicable to all of the Company’s financial assets and liabilities that are measured and recorded at fair value.  SFAS 157 defines fair value establishes a new framework for measuring fair value, and expands disclosure.  Fair value is defined as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants.  SFAS 157 establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy defined by SFAS 157 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. The Company’s Level 1 assets include cash equivalents.
Level 2

Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.  The Company has no Level 2 assets and liabilities.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

	Quoted Prices in Active Markets for identical Assets (Level 1)	Significant other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of September 30, 2008

Cash	$52	$0	$0	$52

In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company is determining the impact of this pronouncement on the financial statements and disclosures, but have not yet implemented SFAS 159.  The Company adopted SFAS No. 195 on July 1, 2008, but has not elected the fair value option for any aspects or liabilities.  Because no election has been made, adoption has not impacted the Company’s financial statements.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 “Accounting for Income Taxes.”  Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.  Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  SFAS 162 will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411.  The Company does not expect the adoption of SFAS 162 will have a material impact on its financial condition or results of operation.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133" (FAS 161).  FAS 161 amends and expands disclosures about derivative instruments and hedging activities. FAS 161 required qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair value amounts of and gains and losses on derivative instruments, and disclosures of credit-risk-related contingent features in hedging activities. FAS 161 is effective for fiscal years beginning after November 15, 2008 and will be effective for the Company in fiscal year 2010. Early adoption is prohibited; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The Company has not yet determined the effect, if any, that the adoption of this standard will have on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

The company records all purchases of property and equipment at cost.  Assets will be depreciated using the straight-line method over the expected useful life of the asset, which as of September 30, 2008, is three years.

The following is a summary of equipment and accumulated depreciation at September 30, 2008 and June 30, 2008:

	September 30, 2008	June 30, 2008
Office Equipment	$ 1,288	$ 1,288
Less: accumulated depreciation	(114)	(49)
Property, Plant & Equipment, net	$ 1,175	$ 1,239

Depreciation expense was $  65 for the quarter ended September 30, 2008 and $ 49 for the year ended June 30, 2008.

The Company evaluates long-lived assets for impairment annually, or more frequently when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted cash flows estimated to be generated by these assets as compared to the carrying amounts.  Management believes that there have been no circumstances that would warrant recognition of impairment losses due to the impairment of long-lived assets as of September 30, 2008.

The costs associated with maintenance will be expensed, and replacements and betterments will be capitalized.   The cost and related reserves of assets sold or retired are removed from the accounts, and resulting gain or loss is reflected in results of operations.

NOTE 4 – RELATED PARTY

On February 5, 2007, the president of the Company loaned the Company $ 2,500 bearing interest of 6% per annum due December 31, 2007.   The note was fully satisfied on December 31, 2007.

On June 12, 2008, the president of the Company loaned the Company $ 2,000 without interest, to be repaid on or before December 31, 2008.   The note was fully satisfied on July 24, 2008.

The president of the Company is owed consulting fees of $ 7,650 as of September 30, 2008.

NOTE 5 – CONVERTIBLE DEBT

The Company has issued $12,000 of convertible debt as bridge loan financing with warrants attached.  The promissory notes are convertible into common stock at the rate of $ .50 per share.  For each dollar of financing loaned, the debt holder is entitled to one three year warrant, with each warrant being entitled to purchase stock for $ 1.00 per share.  The notes are due within one year, and include simple interest at 8%.  There is $ 150 in interest accrued on the notes as September 30, 2008.

NOTE 6 – EXCLUSIVE TECHNOLOGY LICENSES

On September 3, 2007, the Company acquired an exclusive technology license for North America to market the AO-System water treatment system (AO – Anodic Oxidation) from Hydrosystemtechnik, GmbH, based in Germany.  The Company has agreed to pay a licensing fee in the amount 50,000 Euros and has already paid one installment of three in the amount of 10,000 Euros ($ 14,892).  A second installment in the amount of 20,000 Euros is due on November 30th per the amendment to the agreement dated August 30, 2008.  The Company has also agreed to pay for 50% of the costs to upkeep two United States patents on the technology that Hydrosystemtechnik owns.  The Company has paid Hydrosystemtechnik in the amount of $ 6,997 and these fees apply as pre-paid royalties to Hydrosystemtechnik.  These license and patent fees may be applied as pre-paid royalties with Hydrosystemtechnik in the event the Company decides to exercise its right to manufacture AO-Systems.  The Company has the opportunity under the license to manufacture and assemble the AO-System in the United States for sale after purchasing specified parts from Hydrosystemtechnik as outlined in the license agreement.  In the event the Company decides to enter into manufacturing AO-Systems, the Company is to pay royalties to Hydrosystemtechnik in the amount of 10% of the gross sale on each AO-System that the Company manufactures and sells, and will be paid out of pre-paid royalties first when the Company begins to sell the units within the United States.  In the event the Company decides not to manufacture the AO-System, the license fees will no longer be considered pre-paid royalties and will be expensed.

NOTE 7 – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”).  Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe Company has met the “more likely than not” standard of SFAS No. 109 allowing recognition of such an asset.

Effective December 1, 2007, the Company adopted the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have a material impact on the Company’s financial position, results of operation or liquidity. The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the fiscal year ended June 30, 2008, or during the prior three years applicable under FIN 48.

As a result of the adoption of FIN 48, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

At September 30, 2008, the Company had deferred tax assets of approximately $ 35,000 principally arising from net operating loss carry forwards for income tax purposes calculated at an expected rate of 34%.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to the deferred tax assets was present at September 30, 2008.

The Company’s deferred tax assets are estimated as follows:

	September 30, 2008	June 30, 2008

Net operating loss carry forward	$102,850	$72,100

Deferred tax asset	$34,969	$24,514
Deferred tax asset valuation allowance	($34,969)	($24,514)

Net deferred tax asset	-	-

At September 30, 2008 the Company has net operating loss carryforwards of approximately $ 102,850 which expires in the years 2026 through 2028.  The Company recognized $ 4,250 in stock options expense that cannot be deducted for tax purposes, and are not included in the above calculation of deferred tax assets.  The change in the allowance account from June 30, 2008 to September 30, 2008 was $ 10,455.

NOTE 8 – PREFERRED AND COMMON STOCK

The Company is authorized to issue 5,000,000 shares of $ 0.001 par value preferred stock.  All shares have equal voting rights, are non-assessable and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the preferred stock could, if they choose to do so, elect all of the directors of the Company.  There are no preferred shares issued.

 The Company is authorized to issue 75,000,000 shares of $ 0.001 par value common stock.  All shares have equal voting rights, are non-assessable and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

The Company sold 200,000 shares of common stock to the President for $ 2,000 in May of 2006, and then another 300,000 shares were sold to the President during fiscal year 2007 for $ 3,000.

During the fiscal year end June 30, 2008, the Company sold 1,000,000 shares of common stock at a price of $ 0.10 per share which raised $ 100,000 in cash.

NOTE 9 – STOCK OPTION PLAN

Statement of Financial Accounting Standards No. 123(R), “Accounting for Stock-Based Compensation” (hereinafter SFAS No. 123(R)), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

The Company’s board of directors approved the adoption of the “2006 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on May 19, 2006.  This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

For the year ended June 30, 2008, the Board of Director’s approved and granted the issuance of 85,000 non-statutory stock options granted from the Company’s 2006 Non-Qualified Stock Option Plan.  These options expire on July 31, 2013 and vested entirely upon issue date.  The options are exercisable at the price of $ 0.25/share.  The purpose of granting the stock options was to encourage and enable officers, directors, consultants, advisors, other key employees and related parties of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.

The following is a summary of stock option activity:

Equity compensation plans approved by shareholders	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans
2006 Stock Option Plan	85,000	$ 0.34	915,000
Total	85,000		915,000

	Number Of Shares	Weighted Average Exercise Price
Outstanding at July 1, 2007	—	$—
Granted	85,000.25
Exercised	—	—
Expired or terminated	—	—
Outstanding at June 30, 2008	85,000	$.25
Options exercisable at June 30, 2008	85,000	$.25
Outstanding at July 1, 2008	85,000	$.25
Granted	—	—
Exercised	—	—
Expired or terminated	—	—
Outstanding at September 30, 2008	85,000	$.25
Options exercisable at September 30, 2008	85,000	$.25

The options were valued using the Black-Scholes option pricing model using the following assumptions as required under SFAS No. 123(R): risk-free interest rate of 3.3750%; volatility of 85%; no dividends; an expected life of no more than 5 years; and an expected exercise price of $ 0.25. The Company determined that the stock option compensation was $ 4,250 and was recognized during the year ended June 30, 2008.

Year Ended 2008

Risk-free interest rate	3.3750%
Expected option life	5 years
Dividend yield	0%
Volatility	85%
Exercise price	$0.25

These assumptions were determined as follows:

·	The risk free interest rate for the period within the contractual life of the option is based on the 5-year U.S Treasury yield at the time of the grant
·	The expected term of the options granted represents the period of time that the options granted are expected to be outstanding
·	Historically, the Company has not paid a dividend on its common shares and does not expect to do so in the future
·

The volatility assumption represents an expectation of the volatility of the price of the underlying shares for the expected term of the option, considering factors such as historical stock price and stock volatility of other companies within the industry.

NOTE 10 – CONTINGENCIES

As of September 30, 2008 management is not aware of any contingencies requiring disclosure in the financial statements.

NOTE 11 – SUBSEQUENT EVENTS

On November 6, 2008, the president of the Company loaned the Company $ 1,750 without interest, to be repaid on or before January 31, 2008.   The note has not been satisfied in whole or in part.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

THIS QUARTERLY REPORT ON FORM 10-Q CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE A HIGH DEGREE OF RISK AND UNCERTAINTY. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS FORM 10-Q ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, WHEN USED IN THIS DOCUMENT, THE WORDS “ANTICIPATE,” “ESTIMATE,” “PROJECT,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES THAT EXIST IN OUR OPERATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS INCLUDING AMONG OTHERS, THE RISK THAT OUR PRODUCT DEVELOPMENT PROGRAMS WILL NOT PROVE SUCCESSFUL, THAT WE WILL NOT BE ABLE TO OBTAIN FINANCING TO COMPLETE ANY FUTURE PRODUCT DEVELOPMENT, THAT OUR PRODUCTS WILL NOT PROVE COMPETITVE IN THEIR MARKETS. THESE RISKS AND OTHERS ARE MORE FULLY DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-KSB. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE

INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS INCLUDED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GIVE ANY ASSURANCES THAT THESE EXPECTATIONS WILL PROVE TO BE CORRECT. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto appearing in Part I, Item 1.

General

Hydrodynex, Inc. was organized under the laws of the state of Nevada on May 12, 2006 and is doing business as a marketer of AO-System® water treatment units.  We are structured expressly as a marketing entity at this time and therefore we do not engage in the design, development, or manufacturing of products.  We intend to operate only in North America under the terms of our License agreement with Hydrosystemtechnik GmbH.  Since commencement of operations in 2006, our efforts to date have been principally devoted to and limited primarily to organization, initial capitalization, business and product research, producing marketing materials and a website, securing a marketing agreement, preparing a comprehensive business and operating plan, evaluating the regulatory requirements to sell water treatment systems in the U.S., Canada and Mexico, and undertaking a marketing feasibility study.   Extensive research has been done on competing technologies and the water contaminants that most adversely affect water systems at the present time.  Legionella protection is the strongest market opportunity identified by Hydrodynex to date.  We will make Legionella our primary target market because of its wide prevalence and the high percentage of death resulting from infection.

Under our license agreement with our licensor Hydrosystemtechnik, we paid a non-refundable license fee in the amount of €10,000 in 2007, which is creditable to future royalty payments.  We were required, under the original license agreement with our licensor, to make a non-refundable license payment of €20,000 on June 1, 2008.  Hydrosystemtechnik agreed in writing to an extension of the due date for the second license payment from June 1, 2008 to August 31, 2008.  Under the terms of the amended license agreement dated August 30, 2008, the due date for the second license payment was extended to November 30, 2008.  We do not currently have sufficient funds to make this license payment and we will have to raise additional capital by selling equity or incurring debt in order to make this license payment.  A third license fee in the amount of €20,000 will be due upon certification and approval of the AO-Systems® by the U.S. Environmental Protection Agency for commercial sales in the United States.  Our licensor could find us in default under the license agreement and terminate the agreement if we do not make timely payment by the extended due date.  Under the license agreement unpaid balances bear interest at a rate of 2% above the prime rate as quoted in the U.S. edition of the Wall Street Journal.

Under the terms of our license agreement with our licensor Hydrosystemtechnik we are required to gain approval from the Environmental Protection Agency by March 3, 2010, thirty months after the effective date of our license agreement.  The verification and certification process leading to such approval involves extensive testing and is an expensive process.  We will have to raise additional capital to pay for the independent verification and certification process leading to approval.  We have made contact with staff at NSF, received price quotes, and met with NSF representatives in person.  We are currently awaiting completion of the test reactor that we have ordered from our licensor so that we can begin the testing process with NSF.  If we fail to meet the deadline for approval from the EPA for the AO System water disinfection technology, we will not be able to commercially sell it in the United States, our license will become non-exclusive and our licensor could terminate the amended license agreement.

We are currently organizing our distribution/dealer and direct marketing programs, which consist of placing our product in commercial buildings, retirement homes, cooling towers, and military installations. Our primary focus will be on establishing the defined sales channels and supporting them with meaningful marketing programs to the extent that funds are available.  We have not sold any product to date and have generated no revenues from operations.

Since we are a marketing company at this stage and are not engaged in the manufacture of our products, we have not been required to invest in assets dedicated to product design and manufacturing activities.  Instead, we intend to purchase finished products on an as sold basis from the manufacturer based on receipt of an order from an end user or a distributor/dealer.

We do not intend to conduct any other additional product research and development nor do we intend to purchase any additional significant equipment at this time besides the original AO-System we are purchasing for technology verification purposes.  We will partake in independent technology verification which is required to certify the product for distribution in the United States.

Our plan of operation for the next 12 months will be the execution of our strategic business plan.   Hydrodynex intends to operate in three phases as follows:

Phase 1: Finalization of the Strategic Marketing Plan, initial start-up capital realization through a second private stock offering, undertaking independent testing, securing EPA and State certification, making application to have Hydrodynex  be publicly traded on the OTC-BB  and hiring/training sales and technical personnel.

Phase 2: Initiation of marketing and sales activities in selected markets in North America (U.S., Canada, and Mexico).  Full scale commercialization of the AO-System®, including industrialization and after-sale service agreements, for the markets covered by Hydrodynex.  As part of its effort to commercialize the AO-System®, Hydrodynex plans to offer mobile systems which may use a film pouch packaging system.

Phase 3:  Set-up manufacturing in the U.S. when it becomes a viable, profit-increasing option.

We need to raise a minimum of $ 400,000 to complete the first phase of our plan of operations and $ 2,000,000 to complete the second phase, for a total of $ 2,400,000 to implement both phases of our business plan.  In August 2008, we raised $ 12,000 and issued a convertible promissory note in that amount and 12,000 three year warrants exercisable at $ 1.00 per share to three investors as part of a $ 50,000 bridge loan.  The convertible promissory note earns interest at a rate of 8% per annum and matures one year from the issue date.  It converts automatically into common shares at $ 0.50 per share upon the closing of an equity financing of at least $ 400,000 (including funds received under the bridge loan) prior to the maturity date.  If such a financing does not close prior to the maturity date of the convertible promissory note, the holders may convert their notes into common stock at $ 0.25 per share on the maturity date.  We anticipate completing the bridge loan financing in the fourth quarter of 2008.

Subject to raising additional capital, our projected monthly rate of expenditure is estimated at $ 6,000 for General and Administrative costs.  We anticipate that supporting our operations and implementing Phase I of our business plan for the next 12 months will require a minimum of $ 400,000.  This includes approximately $ 30,000 for accounting, legal and auditing fees.  The balance of the funds would be utilized for independent technology verification testing, purchase of AO-System(s) for verification testing, marketing materials, advertising, insurance, employee training, travel, office lease, licenses, shipping and import costs, employee salary, and other budget costs.

Product Research and Development Plans

We do not plan to engage in any research and development at this time.  The product has been developed by our licensor, Hydrosystemtechnik, GmbH and is ready for sale to the consumer.

Results of Operations

Net cash used in operating activities during the three months ended September 30, 2008 was $ 10,466 resulting in a net loss of $31,316 as compared to net cash used in operating activities during the three months ended September 30, 2007 of $ 33 resulting in a net loss of $ 33.  The increase in net cash used in operating activities and net loss during the two periods was largely due to an increase in legal and accounting expenses of $ 22,826 and consulting fees of $ 7,650.  During the three months ended September 30, 2008 we had revenues of $ 0 as compared to revenues of $ 0 during the three month period ending September 30, 2007.

Liquidity and Capital Resources

As of September 30, 2008, we had $ 52 in cash and cash equivalents as compared to $ 518 in cash and cash equivalents at September 30, 2007. We do not have any available lines of credit. Since inception we have financed our operations from private placements of equity securities and bridge loans.

We are currently financing our operations from the proceeds from sales of common stock offered pursuant to a private placement, which was closed on September 30, 2007, and through bridge loans.  In a private placement offering that closed on September 30, 2007, we raised a total of $ 100,000 from sale of common stock at $ 0.10 per share pursuant to Rule 504 of Regulation D of the Securities Act of 1933 in December 2007 from 40 investors.  As of September 30, 2008, we had cash in the amount of $ 52.  We will need to raise additional capital or generate revenue by November 2008 or curtail our operations.  In July and August 2008, we raised $ 12,000 and issued a convertible promissory note in that amount and 12,000 three year warrants exercisable at $ 1.00 per share to three investors as part of a $ 50,000 bridge loan.  We intend to complete the $ 50,000 bridge loan and sell additional shares of common stock or units consisting of common stock and stock purchase warrants in a private placement offering to secure additional capital to fund Phase I of our strategic plan.  The amount we would like to raise is $ 750,000.

We plan to finance our needs principally from the following:

·	Issuance of additional convertible promissory notes and warrants as part of a $ 50,000 bridge loan

·	A private placement equity offering for shares in the company.

We do not have sufficient capital to carry on operations past November 2008, but we plan to complete our $ 50,000 bridge loan and raise additional capital in a private stock offering to secure funds needed to finance our plan of operation for at least the next twelve months. However, this is a forward-looking statement, and there may be changes that could consume available resources before such time. Our long term capital requirements will depend on many factors, including the eventual reporting company costs, public relations fees, technology verification costs, among others.

We are pursuing potential equity financing, sub-licensing and other collaborative arrangements that may generate additional capital for us.  We cannot be certain that we will generate sufficient additional capital or revenues, if any, to fund our operations beyond November 2008, that any future equity financings will be successful, or that other potential financings through bank borrowings, debt or equity offerings, or otherwise, will be available on acceptable terms or at all.

We can provide no assurance to investors we will be able to find such financing when such funding is required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model.  Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

We cannot assure you that we will generate sufficient additional capital or revenues, if any, to fund our operations beyond November 2008, that any future equity financings will be successful, or that other potential financings through bank borrowings, debt or equity offerings, or otherwise, will be available on acceptable terms or at all.  If we are unable to raise additional capital when necessary we will have to curtail or cease operations.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates. We have disclosed all significant accounting policies in Note 2 to the financial statements included in our Form 10-K.  Our critical accounting policies are:

Revenue recognition.  Revenue will be recognized when the amounts are contractually earned, fixed and determinable, and there is substantial probability of collection.

Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets.  Hydrodynex’ intangible assets are comprised of a license and the patent fees paid to patent the license technology locally.

Item 3.   Quantitative and Qualitative Disclosures About Market Risk

Not required

Item 4.  Controls and Procedures

Evaluation of Disclosure Controls and Procedures

In connection with the preparation of this Quarterly Report on Form 10-Q, an evaluation was carried out by our management, with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of September 30, 2008.  Disclosure controls and procedures are designed to ensure that information required to be disclosed in reports filed or submitted under the Exchange Act is recorded, summarized, and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosures. Based on that evaluation our principal executive officer and our principal financial officer have concluded that our disclosure controls and procedures were effective as of September 30, 2008.

Changes in Internal Control Over Financial Reporting

As of the end of the quarter ended September 30, 2008, there have been no changes in internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) during the quarter ended September 30, 2008, that materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Part II. OTHER INFORMATION

Item 1.  Legal Proceedings

There have been no material changes from the disclosure provided in Part 1, Item 3 of our Annual Report on Form 10-K for the year ended June 30, 2008.

Item 1A.  Risk Factors

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3.  Defaults Upon Senior Securities

None.

Item 4.  Submission of Matters to a Vote of Security Holders

Company shareholders owning 51.7% of the outstanding common shares amended the Company’s Articles of Incorporation on July 31, 2008, to increase the number of authorized Common Shares from 70,000,000 to 75,000,000.

Item 5.  Other Information

None.

Item 6.  Exhibits

(a)  Exhibits

Exhibit Number	Description of Exhibit

31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended (2)

31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14 and Rule 15d 14(a), promulgated under the Securities and Exchange Act of 1934, as amended (2)

32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer). (2)

32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Financial Officer). (2)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hydrodynex, Inc.

November 18, 2008	By:	/s/ Jerod Edington
Jerod Edington President and Chief Executive Officer (Principal Executive Officer)

November 18, 2008	By:	/s/ Blaine Davidson
Blaine Davidson Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATIONS

I, Jerod Edington, Chief Executive Officer of Hydrodynex, Inc., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Hydrodynex, Inc;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 19, 2008	By:	/s/ Jerod Edington
Jerod Edington
Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, Blaine Davidson, Chief Financial Officer of Hydrodynex, Inc., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Hydrodynex, Inc;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 19, 2008	By:	/s/ Blaine Davidson
Blaine Davidson
Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Hydrodynex, Inc. (the “Company”) for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jerod Edington, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2008	By:	/s/ Jerod Edington
Jerod Edington
Chief Executive Officer

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Hydrodynex, Inc. (the “Company”) for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jerod Edington, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 19, 2008	By:	/s/ Blaine Davidson
Blaine Davidson
Chief Financial Officer

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

ANNEX B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/24/2008

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-152052

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 884-2150

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Directors

Blaine Davidson (the “Resigning Director”) resigned as a member of our board of directors. There were no disagreements between the Resigning Director and any of our officers regarding the operations, policies or practices of the Company.  At the time of resignation, the Resigning Director is not a creditor of the Company.  The Resigning director also surrendered their current outstanding stock options in Hydrodynex, Inc., totaling 15,000 shares, back to the company.

(b)	Resignation of Officers

Effective November 21, 2008, Blaine Davidson resigned as our Treasurer, Secretary, and Chief Financial Officer.  There were no disagreements between the Resigning Director and any of our officers regarding the operations, policies or practices of the Company.  At the time of resignation, the Resigning Director is not a creditor of the Company.  The Resigning director also surrendered their current outstanding stock options in Hydrodynex, Inc., totaling 15,000 shares, back to the company.

(c)	Appointment of Officers

Effective November 24, 2008, the following person was appointed as our newly appointed executive officer (“New Officer”):

Name	Age	Positions held:
Derek Grant	30	Treasurer, Secretary, and Chief Financial Officer

There are no family relationships amongst any of our officers or directors.  The New Officer currently does not have employment agreements with the Company.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the New Officer had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which the New Officer is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officer, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officer.

(d)	Appointment of Directors

Effective November 24, 2008, the following person was appointed as new members of our board of directors (“New Director”):

Name	Age	Positions Held:
Derek Grant	30	Treasurer, Secretary, and Chief Financial Officer

There are no family relationships among any of our officers or directors.  The New Director has not been named, or at the time of this Form 8-K, is not expected to be named, to any committee of the board of directors.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the New Director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the New Directors is a party or in which the New Director participates that is entered into or material amendment in connection with our appointment of the New Director, or any grant or award to the New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Director.

Derek Grant-, Director, Chief Financial Officer, Treasurer, and Corporate Secretary.

Derek Grant earned a B.S. in Business Marketing at San Jose State University.  He worked in the Financial Consulting business at Salomon Smith Barney before settling at Silicon Valley based startup, Qumu, Inc., formerly Media Publisher.  He was one of the founding members at the firm and was instrumental in Qumu's substantial growth over the past five years where the company was recently recognized by Inc.com and Deloitte Consulting as one of the fastest growing company in America.  Mr. Grant currently runs Sales Operations for the Western US & Canada.

Item 9.01	Financial Statement and Exhibits.

(c)	Exhibits

17.1  Letter of Resignation from Blaine Davidson to the Board of Directors

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  November 24, 2008

HYDRODYNEX, Inc.

By:

/s/  Jerod Edington

Jerod Edington

President & CEO

ANNEX C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/25/2008

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 884-2150

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2008, Hydrodynex, Inc. (the “Company”) entered into definitive agreements relating to the private placement of $7,500 of its securities through the sale of 15,000 shares of its common stock at $0.50 per share, which included 15,000 three-year stock purchase warrants exercisable at $1.00 to a single, non-accredited investor.  The purchase price of the shares was set by the board of directors.  The purchase price of the shares is higher than that obtained by the Company in its most recent private placements.  The Purchaser in the private placement was Ryan Edington.  Ryan Edington is the brother of Jerod Edington, the President and CEO of the Company.

Upon the closing of the private placement, there will be no fees, commissions or professional fees for services rendered.  The placement was undertaken by the officers of the Company.

Item 3.02.	Unregistered Sales of Securities.

See disclosure under Item 1.01 of this Report.

The private placement of the securities referenced under Item 1.01 of this Report is exempt from registration under the Securities Exchange Act of 1933, as amended (the “Act”), pursuant to Section 4(2) thereof, and Rule 504 promulgated by the SEC under the Act.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits ..

10.1	Form of Securities Purchase Agreement, entered into by the Company on November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrodynex, Inc. (Registrant)

Date: November 28, 2008	By:	/s/ Jerod Edington
Jerod Edington President and CEO

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 25, 2008, among Hydrodynex, Inc., a Nevada corporation (the “ Seller”), and Ryan Edington, an individual (the “Buyer”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 504 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company $7,500 of shares of Common Stock on the Closing Date.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE 1

PURCHASE AND SALE OF COMMON STOCK

1.1

Sale of Common Stock.  Upon the terms set forth herein, on the date on which Buyer and Seller shall mutually agree (the "Closing Date"), Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, the number of shares of Common Stock of the Company set forth on Schedule 1 attached hereto.

ARTICLE 2

CLOSING

2.1

Closing Date.  The Closing shall be consummated in accordance with Section 1.1 above.

2.2

Purchase Price.  The purchase price for the Common Stock (the "Purchase Price") shall be equal to Seven Thousand Five Hundred Dollars ($7,500) or 15,000 shares of restricted common stock at $.50 per share.

2.3

Seller's Deliveries.  Prior to Closing or shortly thereafter, Seller shall deliver to Buyer all the following:

(1)

Stock certificate(s) representing 15,000 shares of Common Stock.

(2)

If so requested by Buyer, an opinion of counsel from the attorney for the Seller in form to be agreed upon by Buyer and Seller;

(3)

A Certificate of Good Standing issued by the Secretary of State of the state of Nevada;

(4)

Certificates of Good Standing from the Secretaries of State of any other states in which the Company is required to register as a foreign corporation; and

(5)

Any and all other instruments, agreements or certificates contemplated by this Agreement or otherwise requested by Buyer.

(6)

A copy of the most recent 10-K for the period ending June 30, 2008 and a copy of the most recent 10-Q for the period ending September 31, 2008.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1

Representations of the Seller.  The Seller hereby represents and warrants to Buyer as follows:

(1)

Corporate Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has the requisite power and authority to carry on the business as now being conducted.  The Company is legally qualified to transact business as a foreign corporation in all jurisdictions where failure to be so qualified would have a material adverse effect on its business.  There is no pending or, to the Company's knowledge, threatened, proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

(2)

Power and Authority.  The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The Company has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.  This Stock Purchase Agreement has been approved by the Board of Directors of the Company, pursuant to a unanimous written consent.

(3)

Enforceability.  This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(4)

Capitalization.  All of the 1,500,000 issued and outstanding shares of common capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal.  No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby.

Except for 12,000 currently outstanding three-year warrants to purchase one share of stock at $1.00 per warrant, and 70,000 currently outstanding five-year stock options to purchase one share of stock at $0.25 per option, and 24,000 one-year convertible security shares through a bridge loan at $0.50 per share, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock).  There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.  There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company.  The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

(5)

Shareholders of the Company.  The Company's shareholders own the Common Stock free and clear of all liens, restrictions and claims of any kind.  Such shares are not subject to any voting trust agreement, proxy or other contract.

(6)

No Violation.  The execution and delivery of this Agreement by the Company, the performance by the Company and the respective obligations hereunder, and the consummation by the Seller of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or Seller; (iii) result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person.

(7)

Records.  The copies of the Articles of Incorporation, Bylaws and all Securities & Exchange filings of the Company, which are available for review by the Buyer are true, accurate and complete and reflect all amendments made through the date of this Agreement.  All material corporate actions relating to the Company's business or relating to the transactions contemplated by this Agreement taken by the Company have been duly authorized or ratified.  All accounts, books, ledgers and official and other records of the Company and relating to its business or relating to the transactions contemplated by this Agreement have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

(8)

Litigation.  There is no action, suit, or other legal or administrative proceeding relating to the Company pending or to its knowledge threatened against the Company or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby.  There are no outstanding orders, decrees or stipulations relating to the Company issued by any governmental authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

(9)

Good Title to, Condition of, and Adequacy of Assets.

(i)

The Company has good and marketable title to all of its assets, free and clear of any liens or restrictions on use.

(ii)

All of the Company's assets are in good operating condition, subject to normal wear and tear and have been maintained in accordance with commercially reasonable practices.

(iii)

All of the Company's assets constitute all of the assets and properties known to the Company, which are necessary for the conduct of its business in the manner in which and to the extent to which such business was conducted prior to the date hereof.

(10)

Compliance with Laws.  The Company is and has been in compliance in all material respects with all laws, regulations and orders applicable to its business.  The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to its knowledge, threatened, which could result in liabilities which would materially and adversely affect the Company's ability to enter into and perform its obligation under this Agreement, or which would materially and adversely affect its business.

(11)

Tax Matters.  All tax returns previously filed with respect to the Company, or any of its income, properties, franchises or operations have been filed, each such tax return has been prepared in compliance with all applicable laws and regulations, and all such tax returns are true and complete in all respects.  All taxes due and payable by or with respect to the Company, whether or not reflected on the Tax Returns, have been paid or accrued on the current balance sheet.

(12)

Accuracy of Information Furnished to Buyer.  No representation, statement or information made or furnished by the Company to Buyer in this Agreement contains any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

(13)

Shares Issued and Outstanding.  As of the date of the closing the Company will have a total of 1,515,000 shares of Common Stock issued and outstanding, no shares of Preferred Stock issued and only outstanding stock options, stock purchase warrants, and convertible loans as described in Section 3.1(4).

3.2

Representations of Buyer.  Buyer hereby represents and warrants to Seller as follows:

(1)

Status .  Buyer is an individual and a “non-accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(2)

Power and Authority.  Buyer has the legal ability to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.  Buyer has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

(3)

Enforceability.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

ARTICLE 4

ADDITIONAL AGREEMENTS

4.1

Further Assurances.  The Company shall, from time to time after the Closing Date when so requested by Buyer, perform, execute, acknowledge or deliver, or cause to be performed, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for assigning, transferring, granting, conveying, selling, assuring and confirming to Buyer and its successors and assigns, and for aiding and assisting in reducing to possession, the shares of Common Stock to Buyer as herein contemplated.

4.2

Indemnity.

(1)

The Company agrees to indemnify and hold harmless Buyer from and against any and all losses and expenses incurred or suffered by Buyer in connection with or arising from any breach by the Company of their representations, warranties and covenants in this Agreement.

(2)

Buyer agrees to indemnify and hold harmless the Company from and against any and all losses and expenses incurred or suffered by Seller and the Company in connection with or arising from any breach by Buyer of its representations, warranties and covenants in this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1

Headings.  The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

5.2

Modification and Waiver.  This Agreement and the Exhibits attached hereto, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

5.3

Rights of Parties.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

5.4

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given by commercial messenger delivery service with signature verification of delivery, or on the third business day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Seller and the Company at:

Hydrodynex, Inc.

230 Bethany Rd. #128

Burbank, CA  91504

To Buyer at:

Ryan Edington
4129 Galapagos Ave.
Las Vegas, NV 89084

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

5.5

Governing Law.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

Seller :

Hydrodynex, Inc.

By: /s/ Jerod Edington

Jerod Edington, President

Buyer :

Ryan Edington

By: /s/ Ryan Edington

    Ryan Edington

SCHEDULE 1

Name	Number of Shares
Ryan Edington	15,000

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/28/2008

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 884-2150

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.

Entry Into a Material Definitive Agreement.

On November 28, 2008, Hydrosystemtechnik, GmbH, formally issued Hydrodynex, Inc., an extension to the due date of the second license payment fee of 20,000 Euros due November 30th, 2008, as laid out by the Amended Marketing, Distribution and License Agreement effective September 3, 2008.  This extension now states the second license fee is due on January 31, 2009 instead of November 30, 2008.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

3.1

Letter Agreement between HydroDynex, Inc. and Hydrosystemtechnik, GmbH dated November 28, 2008.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated  November 28, 2008

HYDRODYNEX, Inc.

By:

/s/  Jerod Edington

Jerod Edington

President & CEO

ANNEX E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/15/2008

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 884-2150

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.

Entry Into a Material Definitive Agreement.

On December 14, 2008, Hydrosystemtechnik, GmbH, formally issued Hydrodynex, Inc., an extension on the date by which Hydrodynex, Inc., is required to purchase an AO-System from Hydrosystemtechnik, GmbH, as agreed upon in the Amended Marketing, Distribution and License Agreement which was effective September 3, 2008.  This extension now states the purchase of an AO-System must be made by January 31, 2009.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

3.1

License Agreement extension letter between HydroDynex, Inc. and Hydrosystemtechnik, GmbH dated December 8, 2008, and received by Hydrodynex, Inc. on December 14, 2008.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  December 15, 2008

HYDRODYNEX, Inc.

By:

/s/  Jerod Edington

Jerod Edington

President & CEO